Registration No. 333-161511

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________

ROCKWOOD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		52-2277366 (I.R.S. Employer Identification Number)
451 Florida Street Baton Rouge, Louisiana 70801
(Address, including zip code, of registrant’s principal executive offices)

____________________

2009 Rockwood Holdings, Inc. Stock Incentive Plan
(Full title of the plan)

____________________

Karen G. Narwold
President, Treasurer and Secretary
Rockwood Holdings, Inc.
451 Florida Street
Baton Rouge, Louisiana 70801
(Name and address of agent for service)

(225) 388-8011
(Telephone number, including area code, of agent for service)

____________________

Copies to:
Doreen E. Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-7171

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒          Accelerated filer  ☐          Non-accelerated filer  ☐          Smaller reporting company  ☐

EXPLANATORY NOTE

Rockwood Holdings, Inc. (the “Registrant”) is hereby filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed on August 24, 2009 (File No. 333-161511) (the “Registration Statement”) to deregister certain shares of the Registrant’s common stock that were registered for issuance under the 2009 Rockwood Holdings, Inc. Stock Incentive Plan (the “Plan”).

The Registration Statement registered 11,000,000 shares under the Plan.

The Registration Statement is hereby amended to deregister the remaining unissued shares under the Plan as of the date of this Post-Effective Amendment No. 1 to the Registration Statement.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 28th day of January, 2015.

ROCKWOOD HOLDINGS, INC.

By:	/s/ Karen G. Narwold
Karen G. Narwold
President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Karen G. Narwold	President (Principal Executive Officer), Treasurer (Principal Financial Officer and Principal Accounting Officer), Secretary and Director	January 28, 2015
Karen G. Narwold